Exhibit 23(j)(1)







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 5, 2002, relating to the financial statements and financial highlights which appears in the February 28, 2002 Annual Report to Shareholders of Kelmoore Strategic Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

San Francisco, California
June 26, 2002